Exhibit 10.15

COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

dated as of August 30, 2016

among

FORESIGHT ENERGY LLC,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Second Lien Notes Trustee,

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Exchangeable PIK Notes Trustee

EACH ADDITIONAL SECURED REPRESENTATIVE

from time to time a party hereto,

and

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Collateral Agent

(i)

Table of Contents

(continued)

Page

5.17	Perfection of Collateral	26
5.18	Entitled to Protections	26
5.19	Obligation to Act	26
5.20	Force Majeure	26
5.21	USA PATRIOT Act	27
5.22	Credit Decisions	27
5.23	Collateral Agent in Individual Capacity	27
5.24	Concerning the Collateral and the Other Security Documents and Intercreditor Agreements	28

SECTION 6. Removal or Resignation of the Collateral Agent		28

6.1	Removal or Resignation of Collateral Agent	28
6.2	Appointment of Successor Collateral Agent	28
6.3	Succession	28
6.4	Merger, Conversion or Consolidation of Collateral Agent	29

SECTION 7. Miscellaneous Provisions		29

7.1	Amendment	29
7.2	Successors and Assigns	30
7.3	Delay and Waiver	31
7.4	Notices	31
7.5	Notice Following Discharge of Secured Obligations	32
7.6	Entire Agreement	32
7.7	Payment of Expenses and Taxes: Indemnification	32
7.8	Reserved	33
7.9	Severability	33
7.10	Headings	33
7.11	Obligations Secured	33
7.12	Governing Law	34
7.13	Consent to Jurisdiction; Waivers	34
7.14	Waiver of Jury Trial	34
7.15	Counterparts	34
7.16	Effectiveness	34
7.17	Additional Grantors; Additional Secured Representatives	35
7.18	Continuing Nature of this Agreement	35
7.19	Insolvency	35
7.20	Rights and Immunities of Secured Representatives	35

EXHIBIT

Exhibit A	—	Form of Joinder Agreement

(ii)

This COLLATERAL TRUST AND INTERCREDITOR  AGREEMENT (this “Agreement”), dated as of August 30, 2016, is by and among FORESIGHT ENERGY LLC, a Delaware limited liability company (the “Company”), FORESIGHT ENERGY FINANCE CORPORATION, a Delaware corporation (together with the Company, the “Issuers”), the other Grantors from time to time party hereto, WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee under the Second Lien Notes Indenture (as defined below) (in such capacity and together with it successors in such capacity, the “Second Lien Notes Trustee”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee under the Exchangeable PIK Notes Indenture (as defined below) (in such capacity and together with its successors in such capacity, the “Exchangeable PIK Notes Trustee”), each additional Secured Representative (as defined below) that executes and delivers a Joinder Agreement (as defined below), and WILMINGTON SAVINGS FUND SOCIETY, FSB, as collateral agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Company has entered into (i) that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Notes Indenture”), by and among the Issuers, the guarantors party thereto from time to time and the Second Lien Notes Trustee, relating to the Issuers’ Senior Secured Second Lien PIK Notes due 2021 (the “Second Lien Notes”) and (ii) that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Exchangeable PIK Notes Indenture”), by and among the Issuers, the guarantors party thereto from time to time and the Exchangeable PIK Notes Trustee, relating to the Issuers’ Senior Secured Second Lien Exchangeable PIK Notes due 2017 (the “Exchangeable PIK Notes”);

WHEREAS, in connection with the execution and delivery of the Second Lien Notes Indenture and the Exchangeable PIK Notes Indenture, the Grantors are entering into that certain Second Lien Pledge and Security Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors party thereto from time to time and the Collateral Agent, and will on or after the Closing Date enter into certain mortgages (each, as it may be amended, restated, supplemented or otherwise modified from time to time, a “Mortgage”), which Security Agreement and Mortgages provide that the Secured Obligations (as defined below) are to be secured Equally and Ratably by the collateral described therein;

WHEREAS, the Collateral Agent has agreed to act as an agent on behalf of all Secured Parties (as defined in the Security Agreement) with respect to the Collateral and is entering into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship among the Secured Parties regarding their interests in the Collateral.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1.

Definitions; Principles of Construction

1.1 Defined Terms. Capitalized terms used but not defined in this Agreement will have the meanings assigned to them in the Security Agreement, including any such terms defined therein by reference to other documents. The following terms will have the following meanings:

“Additional Second Lien Debt” has the meaning set forth in the definition of “Second Lien Debt.”

“Affiliate” has the meaning set forth in the Second Lien Notes Indenture.

“Agreement” has the meaning set forth in the preamble, and includes any amendments or supplements hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and any federal, state or foreign bankruptcy, insolvency, receivership or similar law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or a place of payment are authorized or required by law to close.

“Closing Date” means August 30, 2016.

“Collateral” means all properties and assets of the Company and the other Grantors, now owned or hereafter acquired, in which Liens have been granted to the Collateral Agent to secure any Secured Obligations.

“Collateral Agent” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble, and includes its successors.

“Controlling Secured Parties” means, at any time, (a) prior to the Discharge of Second Lien Notes Obligations, the holders of Second Lien Notes and (b) after the Discharge of Second Lien Notes Obligations, the holders of Exchangeable PIK Notes.

“Controlling Secured Representative” means, with respect to any action or non-action at any time:

(a) prior to the Discharge of Second Lien Notes Obligations, the Second Lien Notes Trustee, on behalf of, and acting at the direction of, the percentage of holders of Second Lien Notes that is needed or required to take such action pursuant to the terms of the Second Lien Notes Indenture; and

(b) after the Discharge of Second Lien Notes Obligations, the Exchangeable PIK Notes Trustee, on behalf of, and acting at the direction of, the percentage of holders of Exchangeable PIK Notes that is needed or required to take such action pursuant to the terms of the Exchangeable PIK Notes Indenture.

“Credit Parties” means, collectively, the Issuers and the Guarantors and their respective successors.

“Debt” has the meaning set forth in the Second Lien Notes Indenture.

“Discharge of Second Lien Notes Obligations” means the date on which the Collateral Agent is notified in writing that all Second Lien Notes Obligations have been repaid indefeasibly in full in cash (in immediately available funds), including, without limitation, (i) any interest owed in respect of such amounts (including any interest accruing at the then applicable rate provided for in the applicable Second Lien Debt Document in respect of amounts outstanding thereunder after the maturity of such amounts and any Post-Petition Interest), (ii) any other fees, premium (including make-whole premiums), costs or charges accruing on or after an Insolvency or Liquidation Proceeding, whether or not such fees, make-whole premium, costs or charges would be allowed or allowable in such proceeding and (iii) any indemnification obligations, in respect of known contingencies.

“Equally and Ratably” means, in reference to sharing of Liens granted to the Collateral Agent for the benefit of the Secured Parties or proceeds of the sale, transfer or liquidation of Collateral as among holders of Secured Obligations, that such Liens or proceeds will be allocated and distributed to the applicable Secured Representative for each outstanding Series of Second Lien Debt for the account of the holders of such Series of Second Lien Debt and such Secured Representative ratably in proportion to the Secured Obligations under each outstanding Series of Second Lien Debt when the allocation or distribution is made.

“Event of Default” means an Event of Default (as defined in the Second Lien Notes Indenture or the Exchangeable PIK Notes Indenture) or any other event of default (or equivalent thereunder) under any other Second Lien Debt Document.

“Exchangeable PIK Notes” has the meaning set forth in the recitals hereto.

“Exchangeable PIK Notes Indenture” has the meaning set forth in the recitals hereto.

“Exchangeable PIK Notes Trustee” has the meaning set forth in the preamble hereto.

“Exercise of Secured Creditor Remedies” means any of the following:

(i)    the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code, or taking any action to enforce any right or power to repossess, replevy, attach, garnish, levy upon or collect the proceeds of any Lien;

(ii) the exercise of any right or remedy provided to a secured creditor on account of a Lien under any of the Security Documents, under applicable law, by self-help repossession, by notification to account obligors of any obligor, in bankruptcy or insolvency proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(iii) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the proceeds thereof;

(iv) the appointment of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(v) subject to preexisting rights and licenses, the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law;

(vi) the exercise of any other right of a secured creditor under Article 9 of the Uniform Commercial Code;

(vii) the exercise of any voting rights relating to any Collateral consisting of capital stock;

(viii) receiving a transfer of Collateral in satisfaction of any obligation secured thereby; and

(ix) the delivery of any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral.

“Existing Second Lien Debt” has the meaning set forth in the definition of “Second Lien Debt.”

“Grantors” means the Issuers, and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a Security Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Guarantors” means each Affiliate of the Company that has executed and delivered, or may from time to time hereafter execute and deliver, a Second Lien Debt Instrument or a Security Document as a “guarantor” (or the equivalent thereof) of any Secured Obligations.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against any Credit Party under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Credit Party, any receivership or assignment for the benefit of creditors relating to any Credit Party or any similar case or proceeding relative to any Credit Party or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Credit Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of any Credit Party are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A.

“Lien Sharing and Priority Confirmation” means, as to any Series of Second Lien Debt, a legend that shall be contained in the Second Lien Debt Instrument relating to such Series of Second Lien Debt that states:

(a) that the Secured Representative for such Series of Second Lien Debt and all other holders of obligations in respect of such Series of Second Lien Debt are bound by the provisions of this Agreement;

(b) the holders are consenting to and directing the Collateral Agent to act as agent for such Series of Second Lien Debt or such Secured Representative, as applicable, and to perform its obligations under this Agreement and the Security Documents on behalf of such Series of Second Lien Debt and such Secured Representative; and

(c) that all Secured Obligations will be and are secured Equally and Ratably by all Liens at any time granted by the Company or any other Grantor to secure any obligations in respect of such Series of Second Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Second Lien Debt, and that all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Secured Obligations Equally and Ratably.

“Mortgage” has the meaning set forth in the recitals.

“Mortgaged Property” means all owned and leased real property that is subject to a Mortgage.

“Non-Controlling Secured Party” means, at any time of determination, each Secured Party that is not a Controlling Secured Party.

“Non-Controlling Secured Representatives” means, at any time of determination, each Secured Representative that is not the Controlling Secured Representative at such time.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two of any of the following natural persons: the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Collateral Agent. The counsel may be an employee of, or counsel to, the Company.

“Post-Petition Interest” means interest, fees, costs, expenses and other charges that pursuant to any of the Second Lien Debt Documents is accruing as of, and continuing to accrue after, the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, costs, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Second Lien Debt” means any Debt that (a) is permitted to be incurred or assumed by the Grantors under each Second Lien Debt Document and (b) that is, and is permitted by the terms of each Second Lien Debt Document to be, secured Equally and Ratably with the Secured Obligations with respect to the Collateral, and shall include (i) the Debt outstanding as of the Closing Date under the Second Lien Notes Indenture, (ii) the Exchangeable PIK Notes Indenture and, in each case, all interest paid-in-kind in respect thereof after the Closing Date in accordance with the terms thereof as in effect on the Closing Date (clauses (i) and (ii), collectively, the “Existing Second Lien Debt”) and (iii) any Debt of the Grantors incurred after the Closing Date that complies with the requirements set forth in Section 3.8 (“Additional Second Lien Debt”).

“Second Lien Debt Default” means, with respect to any Series of Second Lien Debt, any event or condition which constitutes a “default” or “event of default” (or equivalent term) under the terms of any Second Lien Debt Instrument governing such Series of Second Lien Debt and causes, or permits holders of Second Lien Debt outstanding thereunder to cause, the Second Lien Debt outstanding thereunder to become immediately due and payable.

“Second Lien Debt Document” has the meaning set forth in the Security Agreement and shall include each Second Lien Debt Instrument.

“Second Lien Debt Instrument” means:

(1) in the case of the Second Lien Notes, the Second Lien Notes Indenture and the Second Lien Notes;

(2) in the case of the Exchangeable PIK Notes, the Exchangeable PIK Notes Indenture and the Exchangeable PIK Notes; and

(3) in the case of any other Series of Second Lien Debt, the credit agreement, indenture, loan agreement, note agreement, promissory note, hedge agreement or other agreement or instrument governing such Series of Second Lien Debt.

“Second Lien Notes” has the meaning set forth in the recitals hereto.

“Second Lien Notes Indenture” has the meaning set forth in the recitals hereto.

“Second Lien Notes Obligations” has the meaning  set forth in the Security Agreement.

“Second Lien Notes Trustee” has the meaning set forth in the preamble hereto.

“Secured Representative” means:

(1) in the case of the Second Lien Notes Indenture, the Second Lien Notes Trustee;

(2) in the case of the Exchangeable PIK Notes Indenture, the Exchangeable PIK Notes Trustee; and

(3) in the case of any other Series of Second Lien Debt, the respective creditor or any trustee, agent or representative thereof designated as such in the respective Series of Second Lien Debt that signs a Joinder Agreement.

“Securitization Intercreditor Agreement” means the Intercreditor Agreement (Securitization) dated as of August 30, 2010 among the Administrative Agent (as defined in the Intercreditor Agreement), the Collateral Agent, the Company, Foresight Receivables LLC, PNC Bank, National Association, as administrative agent under that certain First Amended and Restated Receivables Financing Agreement dated as of August 30, 2016, as such Intercreditor Agreement (Securitization) may be amended, restated, supplemented, otherwise modified, refinanced or replaced in connection with a transaction that is permitted under the Second Lien Debt Documents.

“Security Agreement” has the meaning set forth in the recitals.

“Security Documents” has the meaning assigned to the term “Second Lien Security Documents” in the Security Agreement.

“Series of Second Lien Debt” means, severally, (i) Second Lien Debt under the Second Lien Notes Indenture, (ii) Second Lien Debt under the Exchangeable PIK Notes Indenture and (iii) each separate issue of Second Lien Debt which constitutes Additional Second Lien Debt.

“Triggering Event” means a Second Lien Debt Default under any then-effective Second Lien Debt Document.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

1.2 Rules of Interpretation. (a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

SECTION 2.

The Liens

2.1 Collateral Shared Equally and Ratably. The parties to this Agreement agree that, except as expressly set forth in Section 3.9, the payment and satisfaction of all of the Secured Obligations of each Series of Second Lien Debt shall be secured Equally and Ratably by the Liens established in favor of the Collateral Agent for the benefit of the Secured Parties belonging to all Series of Second Lien Debt. Accordingly, each party hereto agrees that it will not contest, and hereby waives any right to contest or to support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of the Collateral Agent or on behalf of any of the Secured Parties in all or any part of the Collateral.

2.2 No New Liens. (a) The Company shall not, and shall not permit any other Grantor to, grant or permit any additional Liens on any asset or property of the Company or any other Grantor to secure any Secured Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure all Secured Obligations.

(b) If, notwithstanding the provisions of Section 2.2(a) above but subject to Section 3.9, any Secured Party acquires any Lien over any asset or property of the Company or any other Grantor that is not part of the Collateral, such Secured Party will forthwith assign or deliver such Lien to the Collateral Agent, or shall deliver to the Collateral Agent a written acknowledgment that such Secured Party holds such Lien for the account of the Collateral Agent for the benefit of all of the Secured Parties Equally and Ratably and that such Secured Party shall undertake the Exercise of Secured Creditor Remedies with respect to such Lien only upon the written direction or instruction of the Collateral Agent.

(c) It is understood and agreed that nothing in this Agreement is intended to give rights to any Person in any Collateral in which such Person (or its agent or representative) does not have a security interest.

SECTION 3.

Obligations and Powers of Collateral Agent; Intercreditor Provisions

3.1 Undertaking of the Collateral Agent. (a) Subject to, and in accordance with, this Agreement and the other Security Documents, each Secured Representative hereby authorizes the Collateral Agent, for the benefit of the Secured Parties, to:

(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to and in accordance with the terms of the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 and the applicable Second Lien Documents;

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required or permitted by Section 4.1; and

(8) enter into and perform its obligations under the Intercreditor Agreement and the Securitization Intercreditor Agreement.

(b) Each party to this Agreement acknowledges and consents to the authorization of the Collateral Agent set forth in Section 3.1(a), agrees to each of the other provisions of this Agreement applicable to the Collateral Agent and agrees to be bound by the documents authorized under Section 3.1(a) that are entered into by the Collateral Agent on its behalf.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not exercise remedies or commence any foreclosure actions or otherwise take any action or proceeding against any of the Collateral unless it shall have received a written direction to do so from the Controlling Secured Representative, subject to the terms of the Intercreditor Agreement.

3.2 [Reserved].

3.3 Enforcement of Liens. (a) Until the Discharge of Second Lien Notes Obligations shall have occurred, whether or not any Insolvency or Liquidation has been commenced by or against any Credit Party, the Collateral Agent and each Non-Controlling Secured Representative, for itself and on behalf of each Secured Party (in its capacity as a Secured Party) under its Second Lien Debt Instrument (each of which is, for the avoidance of doubt, a Non-Controlling Secured Party), each hereby agree as follows:

(1) no Non-Controlling Secured Representative nor any Secured Party under its Second Lien Debt Instrument shall (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral in respect of its Series of Second Lien Debt, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), including any Exercise of Secured Creditor Remedies, (y) contest, protest or object to (A) any foreclosure proceeding or action brought with respect to the Collateral by the Collateral Agent, at the written direction of the Controlling Secured Representative, or by the Controlling Secured Representative or by any Controlling Secured Party, (B) the exercise of any right by the Collateral Agent, at the written direction of the Controlling Secured Representative, or by the Controlling Secured Representative or by any Controlling Secured Party (or, in each case, any agent or sub-agent on their behalf, including the Collateral Agent) in respect of the Secured Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or (C) any other exercise by the Collateral Agent, at the written direction of the Controlling Secured Representative, or by the Controlling Secured Representative or by any Controlling Secured Party, of any rights and remedies relating to the Collateral that are not prohibited by this Agreement or (z) object to the forbearance by the Collateral Agent, at the written direction of the Controlling Secured Representative, or by the Controlling Secured Representative or by any Controlling Secured Party, from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

(2) the Controlling Secured Representative shall have the exclusive right to direct or instruct the Collateral Agent to enforce rights or exercise remedies with respect to the Collateral and to make determinations regarding the release, disposition or restrictions with respect to the Collateral (in each case, including the direction of the Collateral Agent in the Exercise of Secured Creditor Remedies) without any consultation with or the consent of any Non-Controlling Secured Representative or any Non-Controlling Secured Party;

(3) (i) agrees that it will not take any action the purpose and intent of which is to hinder any exercise of remedies undertaken by the Collateral Agent (so long as such exercise of remedies is not prohibited by this Agreement), at the written direction of the Controlling Secured Representative, or by the Controlling Secured Representative or by any Controlling Secured Party, with respect to the Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or any other Exercise of Secured Creditor Remedies, and (ii) hereby waives any and all rights it may have as a secured creditor to object to the manner in which the Collateral Agent, at the written direction of the Controlling Secured Representative, or by the Controlling Secured Representative or by any Controlling Secured Party, seeks to enforce or collect the Secured Obligations or the Liens granted on any of the Collateral;

(4) the sole right of each Non-Controlling Secured Representative and each Non-Controlling Secured Party under its Second Lien Debt Instrument with respect to the Collateral is to hold a Lien on such Collateral through the Collateral Agent, and to receive distributions of Collateral or proceeds thereof in accordance with Section 3.4.

(b) If the Collateral Agent at any time receives written notice that any Triggering Event has occurred entitling the Collateral Agent to foreclose upon, collect or otherwise enforce its Liens hereunder or under any Security Document, the Collateral Agent will promptly deliver written notice thereof to each Secured Representative. Thereafter, the Collateral Agent shall await written direction by the Controlling Secured Representative and, subject to its receipt of indemnity or security reasonably satisfactory to it, shall, subject to the Intercreditor Agreement, act as directed in writing by the Controlling Secured Representative, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law, including the Exercise of Secured Creditor Remedies.

3.4 Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreement, the Collateral Agent will apply the proceeds from any collection, sale, foreclosure or other realization upon Collateral, including proceeds of any title insurance policy required under any Second Lien Debt Document and any transfer of Collateral arising from a credit bid in the following order of application:

FIRST, on a pro rata basis, to the payment of all reasonable and documented fees, costs and expenses incurred by (i) the Collateral Agent in connection with such sale, collection or realization or otherwise in connection with this Agreement, any of the Secured Obligations or the Intercreditor Agreement, including all court costs and the reasonable fees and expenses of its co-trustees, agents and legal counsel, and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder and (ii) each Secured Representative in connection with its role as trustee, agent or similar role under the Second Lien Debt Instrument relating to its Series of Second Lien Debt;

SECOND, to Secured Parties which have theretofore advanced or paid any amounts of the types described in priority First above to the Collateral Agent or any Secured Representative, other than any amounts paid under priority First above, an amount equal to the amount thereof so advanced or paid by such Secured Parties and for which such Secured Parties have not been previously reimbursed, as set forth in a certificate from such Secured Party delivered to the Collateral Agent and each Secured Representative at least three (3) Business Days prior to the date of distribution (or such shorter period as the Collateral Agent shall agree in its sole discretion) of such proceeds by the Collateral Agent, such amounts to be distributed among such Secured Parties pro rata in accordance with the respective amounts so advanced or paid and not previously reimbursed;

THIRD, to the Secured Representatives for the payment of accrued and unpaid interest and any premium that is then due and payable under the Second Lien Debt Instruments governing each Series of Second Lien Debt, such amounts to be distributed among such Secured Representatives pro rata in accordance with the respective amounts of accrued and unpaid interest and premium then due and owing under the Second Lien Debt Instrument applicable to its Series of Second Lien Debt, in each case, as set forth in a written direction to the Collateral Agent executed by the applicable Secured Representative;

FOURTH, to the Secured Representatives for the payment of principal and other Secured Obligations that are then due and payable under the Second Lien Debt Instruments, such amounts to be distributed among such Secured Representatives pro rata in accordance with the respective amounts of principal and other Secured Obligations then due and owing under the Second Lien Debt Instrument applicable to its Series of Second Lien Debt, in each case, as set forth in a written direction to the Collateral Agent executed by the applicable Secured Representative; and

FIFTH, subject to the terms of the Intercreditor Agreement, to the Company on behalf of the Credit Parties or as a court of competent jurisdiction may direct.

This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Representative and the Collateral Agent. The Secured Representative of each future Series of Second Lien Debt will, to the extent provided in this Agreement, be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Agent at the time of incurrence of such Series of Second Lien Debt.

(b) In connection with the application of proceeds pursuant to this Section 3.4, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(c) Any Collateral or proceeds thereof received by the Collateral Agent or any Secured Parties (other than pursuant to a distribution made by the Collateral Agent in accordance with Section 3.4(a)) shall be segregated and held in trust and, if received by a Secured Party, forthwith paid over to the Collateral Agent for the benefit of the Secured Parties, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

3.5 Powers of the Collateral Agent. (a) The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations under, and to protect, perfect, exercise and enforce its interest, rights, powers and remedies under, the Security Documents and applicable law and in equity and to act as expressly set forth in this Section 3 or as requested in any lawful directions given to it in writing from time to time in respect of any matter by the Controlling Secured Representative.

(b) No Secured Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Agent.

3.6 Documents and Communications. The Collateral Agent will permit each Secured Representative and each holder of Secured Obligations, upon reasonable written notice from time to time and during normal business hours, to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. Except as provided in the Intercreditor Agreement, the Collateral Agent will accept, hold and enforce all Liens on the Collateral at any time transferred or delivered to it, and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent, and all other property constituting Collateral solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

3.8 Second Lien Debt. (a) The Collateral Agent will, as collateral agent hereunder, perform its obligations hereunder for the benefit of each holder of Secured Obligations of a Series of Second Lien Debt that:

(1) holds Existing Second Lien Debt or Additional Second Lien Debt identified as such in accordance with the procedures set forth in Section 3.8(b);

(2) in the case of Additional Second Lien Debt, signs, through its designated Secured Representative identified pursuant to Section 3.8(b), a Joinder Agreement; and

(3) is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, hedge agreement, promissory note or other agreement or instrument that includes a Lien Sharing and Priority Confirmation.

(b) The Company will be permitted to designate as an additional holder of Second Lien Debt hereunder each Person who is, or who becomes, the holder of Additional Second Lien Debt. The Company may effect such designation by delivering to the Collateral Agent each of the following:

(1) an Officer’s Certificate describing in reasonable detail the respective Additional Second Lien Debt and stating that the Company or such other Grantor has incurred or intends to incur such obligations as “Additional Second Lien Debt” which is or will be permitted by this Agreement and each other applicable Second Lien Debt Document to be incurred and secured by a Lien Equally and Ratably with all previously existing and future Second Lien Debt; and

(2) a Joinder Agreement executed by the Secured Representative for such series of Additional Second Lien Debt, which shall include the name and address of such Secured Representative for purposes of Section 8.6.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional Indebtedness or grant additional Liens unless, in each case, permitted by the terms of all applicable Second Lien Debt Documents.

(c) With respect to any Additional Second Lien Debt, the Company and each of the Grantors agrees to take such actions (if any) as may from time to time be necessary or required by law, or reasonably requested by the Collateral Agent or by the Controlling Secured Representative, and to enter into such technical amendments, modifications and/or supplements to the then-existing guarantees and Security Documents (or execute and deliver such additional Security Documents) as may from time to time be necessary or required by applicable law, or reasonably requested by the Collateral Agent (including as contemplated by clause (d) below), to ensure that the relevant Additional Second Lien Debt is secured by, and entitled to the benefits of, the relevant Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). The Company and each Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or (d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d) Without limitation of the foregoing, the Company and each of the Grantors agrees to take the following actions in connection with the incurrence of any Additional Second Lien Debt:

(1) with respect to any real property Collateral, within 90 days after the date of incurrence of such Additional Second Lien Debt:

(A) The Company and the Grantors shall enter into, and record in all applicable jurisdictions a modification of the existing Mortgages, and deliver to the Collateral Agent evidence of such recording in all applicable jurisdictions; provided; however, that no mortgage modification shall be required if the Collateral Agent is provided local counsel opinions substantially to the effect that (1) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations, including any Additional Second Lien Debt, and the other documents executed in connection therewith; and (2) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Secured Obligations, including any Additional Second Lien Debt, which opinions are issued by law firms, in each case, of national or regional reputation as determined by the Company in its reasonable judgment;

(B) The Company or the applicable Grantor will cause to be delivered to the Collateral Agent and each Secured Representative a local counsel opinion regarding due authorization, execution and enforceability of each mortgage modification entered into pursuant to clause (A) above, which opinions are issued by law firms, in each case, of national or regional reputation as determined by the Company in its reasonable judgment;

(C) The Company or the applicable Grantor will cause a title company to have delivered to the Collateral Agent, if a modification to any existing Mortgages is required pursuant to clause (A) above and there is a title insurance policy then in effect for the benefit of the Secured Parties with respect to the applicable existing Mortgages, an endorsement to such title insurance policy insuring that the priority of the Lien of the applicable Mortgage(s) as security for the Secured Obligations has not changed, and insuring or otherwise have delivered evidence that since the later of the original date of such title insurance policy and the date of the last endorsement dating down the title insurance policy delivered most recently prior to (and not in connection with) such Additional Second Lien Debt, (1) there has been no change in the condition of title, other than that which is permitted by each Second Lien Debt Document and (2) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than liens and encumbrances not prohibited by any Second Lien Debt Documents;

(D) If an updated title insurance policy with respect to any existing Mortgage is required to be delivered pursuant to clause (C) above, the Company or the applicable Grantor shall cause to be delivered to the title company either an ALTA survey or any existing survey together with a no-change affidavit as required by the title company to remove all standard survey exceptions from the updated title insurance policy obtained pursuant to clause (C) above related to such Mortgaged Property and issue those endorsements to any such updated title insurance policy that are applicable and available at commercially reasonable rates in the jurisdiction in which such Mortgaged Property is located; and

(E) The Company or the applicable Grantor will deliver to the approved title company, the Collateral Agent and each Secured Representative and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority, other than Liens and encumbrances permitted by each Second Lien Debt Document, of (i) the Lien of the Mortgages as security for the Secured Obligations and (ii) any other Mortgages which secure Second Lien Debt.

(2) with respect to any personal property Collateral, on the date of incurrence of such Additional Second Lien Debt:

(A) The Company and the Grantors shall enter into, and deliver to the Collateral Agent either (x) amendments to this Agreement and the Security Documents that permit the obligations with respect to such Second Lien Debt to be secured pari passu with the then existing Secured Obligations or (y) additional security and collateral documents which are substantially similar to the Security Documents, in each case, to the extent required under the Security Documents;

(B) The Company or the applicable Grantors will cause to be delivered to the Collateral Agent and each Secured Representative opinions of local and other counsel with respect to such personal property Collateral in form and substance, and issued by law firms, in each case, to the extent required under the Security Documents; and

(C) The Company or the applicable Grantors will take all actions reasonably necessary or required by law, or as requested by the Collateral Agent, to maintain the continuing priority of the Liens securing the Secured Obligations such that all Liens securing Second Lien Debt shall have the same priority as any existing Liens securing the Secured Obligations prior to the incurrence of such Additional Second Lien Debt and the priority of the Liens securing the Secured Obligations shall not be affected by the incurrence of the Additional Second Lien Debt.

3.9 Impairment. It is the intention of the Secured Parties of each Series of Second Lien Debt that the holders of Secured Obligations of such Series of Second Lien Debt (and not the Secured Parties of any other Series of Second Lien Debt) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Secured Obligations of such Series of Second Lien Debt are unenforceable under applicable law or are subordinated to any other obligations, (y) any of the Secured Obligations of such Series of Second Lien Debt do not have an enforceable security interest in any of the Collateral securing any other Series of Second Lien Debt and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Second Lien Debt) on a basis ranking prior to the security interest of such Series of Second Lien Debt but junior to the security interest of any other Series of Second Lien Debt (any such condition with respect to any Series of Debt, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Debt, the results of such Impairment shall be borne solely by the holders of such Series of Second Lien Debt, and the rights of the holders of such Series of Second Lien Debt set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Secured Obligations subject to such Impairment.

3.10 Insolvency or Liquidation Proceedings.

(a) Until the Discharge of Second Lien Notes Obligations has occurred, if any Credit Party becomes the subject of any Insolvency or Liquidation Proceeding and the Collateral Agent, acting at the written direction of the Controlling Secured Representative, or the Controlling Secured Representative desires to consent (or not object) to the sale, use or lease of cash or other Collateral or to consent (or not object) to any Credit Party’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Non-Controlling Secured Representative, for itself and on behalf of each Secured Party under its Series of Second Lien Debt (each of which is, for the avoidance of doubt, a Non-Controlling Secured Party) each agrees:

(1) such Non-Controlling Secured Representative and such Secured Parties will raise no objection to, and will not otherwise contest, such sale, use or lease of cash or other Collateral, unless (i) the Collateral Agent, at the written direction of the Controlling Secured Representative, or the Controlling Secured Representative, opposes or objects to such proposed sale, use or lease of cash or other Collateral or (ii) such Non-Controlling Secured Representative is (A) provided with adequate protection as a result of such sale, use or lease of cash or other Collateral that is less than the adequate protection provided to the Controlling Secured Representative as a result of such sale, use or lease of cash or other Collateral or (B) not provided with adequate protection as a result of such sale, use or lease of cash or other Collateral, unless the Controlling Secured Representative is not provided with adequate protection as a result of such sale, use or lease of cash or other Collateral; provided that, in the case of this clause (1), with respect to a sale of Collateral, (x) the proceeds of such sale are applied in accordance with Section 3.4 or (y) the liens, mortgages or other security interests attaching to the Collateral subject to such sale attach to the proceeds thereof with the same lien priority as set forth herein; and

(2) such Non-Controlling Secured Representative will raise no objection to, and will not otherwise contest, such DIP Financing, unless (A) the Collateral Agent, at the written direction of the Controlling Secured Representative, or the Controlling Secured Representative opposes or objects to such DIP Financing or (B) such Non-Controlling Secured Representative is (A) provided with adequate protection as a result of such DIP Financing that is less than the adequate protection provided to the Controlling Secured Representative as a result of such DIP Financing or (B) not provided with adequate protection as a result of DIP Financing, unless the Controlling Secured Representative is not provided with adequate protection as a result of such DIP Financing.

(b) Until the Discharge of Second Lien Notes Obligations has occurred, each Non-Controlling Secured Representative, for itself and on behalf of each Secured Party under its Series of Second Lien Debt (which, for the avoidance of doubt, are all Non-Controlling Secured Parties), agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Controlling Secured Representative.

(c) Each Non-Controlling Secured Representative, for itself and on behalf of each Secured Party under its Series of Second Lien Debt (each of which is, for the avoidance of doubt, a Non-Controlling Secured Party), agree that none of them shall contest (or support any other Person contesting):

(1) any request by the Collateral Agent, at the written direction of the Controlling Secured Representative, by the Controlling Secured Representative or by any Controlling Secured Party for adequate protection with respect to the Collateral, unless such Non-Controlling Secured Representative is provided with no adequate protection as a result of such DIP Financing or adequate protection as a result of such DIP Financing that is less than the adequate protection provided to the Controlling Secured Representative as a result of such DIP Financing; or

(2) any objection by the Collateral Agent, at the written direction of the Controlling Secured Representative, by the Controlling Secured Representative or by any Controlling Secured Party to any motion, relief, action or proceeding based on claiming a lack of adequate protection with respect to the Collateral.

3.11 Rights as Unsecured Creditors. The Secured Parties may exercise rights and remedies as unsecured creditors in accordance with the terms of the respective Second Lien Debt Instruments and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Secured Party of principal, premium, interest, fees and other amounts due under the applicable Second Lien Debt Documents; provided that to the extent any Secured Party receives such amounts in connection with the exercise of any right or remedy against the Collateral or in connection with any sale, transfer or other disposition of Collateral, such amounts shall be subject to Section 3.4. Any Secured Party may disavow or disclaim the Liens securing the Second Lien Obligations owed to such Secured Party in full or in part and such Secured Party may act in its capacity as an unsecured creditor in respect thereof.

SECTION 4.

Release of Liens, Agreements, Etc.

4.1 Release or Subordination of Liens on Collateral.

(a) The applicable property or assets included in the Collateral shall be automatically released from the Liens of the Collateral Agent securing the Secured Obligations under any one of the following circumstances:

(1) upon the consummation by an Issuer or any Guarantor of any disposition of property or assets to a Person that is not an Issuer or a Guarantor to the extent such disposition is not prohibited by the Second Lien Debt Documents;

(2) in respect of the property or assets of a Guarantor, upon the designation of such Guarantor to be an Unrestricted Subsidiary (or equivalent term) in accordance with the Second Lien Debt Documents and the definition of “Unrestricted Subsidiary” (or equivalent term);

(3) in respect of the property and assets of a Guarantor, upon the release or discharge of such Guarantor of its obligations as a guarantor in respect of the Second Lien Debt Documents in accordance with the Second Lien Debt Documents;

(4) upon the occurrence of any event requiring such release under the terms of the Intercreditor Agreement;

(5) upon any such property or asset being excluded from the Collateral pursuant to Section 2.2 of the Security Agreement; or

(6) if such release is directed in writing by the Controlling Secured Representative.

The Collateral Agent shall not release any Lien upon any Collateral, except as expressly provided in this Section 4.1(a) and in Section 4.1(b).

(b) The Liens of the Collateral Agent in all Collateral securing the Secured Obligations also will be released if all Secured Obligations have been paid in full in immediately available funds or defeased in accordance with the terms of the applicable Second Lien Debt Documents.

(c) At any time that any Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the provisions of Section 4.1(a) or 4.1(b), the Company shall, on behalf of itself or the respective Grantor, deliver to the Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that the release of the respective Collateral is permitted pursuant to Section 4.1(a)(1), (2), (3), (4), (5) or (6) or Section 4.1(b), as the case may be. In determining whether any release of Collateral is permitted, the Collateral Agent shall be entitled to conclusively rely on any Officers’ Certificate and any Opinion of Counsel furnished to it pursuant to the immediately preceding sentence. All actions taken pursuant to this Section 4.1 shall be at the sole cost and expense of the Company and the respective Grantor.

(d) The Collateral Agent shall not subordinate any Lien of the Collateral Agent upon the Collateral or consent to the subordination of any Lien of the Collateral Agent on the Collateral, except (i) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction, (ii) pursuant to the Intercreditor Agreement and (iii) as directed in writing by the Controlling Secured Representative accompanied by an Officers’ Certificate and Opinion of Counsel delivered by the Company to the effect that the subordination was permitted by each applicable Second Lien Debt Document.

(e) Notwithstanding anything herein to the contrary, at any time when an Event of Default has occurred and is continuing and the maturity of the applicable Second Lien Debt has been accelerated and the applicable Secured Representative has delivered a notice of such acceleration to the Collateral Agent, thereafter no release of Collateral pursuant to the provisions of this Agreement will be effective unless and until the applicable Secured Representative delivers notice to the Collateral Agent that such acceleration has been rescinded or that the applicable Second Lien Debt has been paid in full or been defeased in accordance with the terms of the applicable Second Lien Debt Documents.

(f) If a Secured Representative delivers a notice to the Collateral Agent that such Secured Representative, on behalf of the holders of the applicable Series of Second Lien Debt, disclaims and gives up any and all rights it has in and to the Collateral, and any rights it has under the Security Documents, then the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of such Secured Representative and the holders of such Series of Second Lien Debt and the Obligations in respect of such Series of Second Lien Debt shall no longer be Secured Obligations hereunder or any other Security Document.

4.2 Agreements of the Collateral Agent and the Company.

(a) In connection with any release of the Collateral Agent’s Lien on the Collateral pursuant to Section 4.1, the Collateral Agent shall (subject to compliance with Section 4.1(c)) execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released by Section 4.1(a) or 4.1(b) as the Company shall reasonably request, and duly assign and transfer to the applicable Grantor such of the Collateral subject to such release that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to the Security Documents. Any execution and delivery of documents pursuant to this Section 4.2 shall be without recourse to or representation or warranty by the Collateral Agent.

(b) The Collateral Agent hereby agrees that:

(1) in the case of any release pursuant to Section 4.1(a)(1), if the terms of any such release, sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of applicable release documentation, then, at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Agent will deliver such release documentation under customary escrow arrangements that permit such contemporaneous payment and delivery of the release documentation; and

(2) within two (2) Business Days of the receipt by it of a written direction from the Controlling Secured Representative pursuant to Section 4.1(a)(5), the Collateral Agent will deliver a copy of such written direction to each Non-Controlling Secured Representative and the Company.

(c) The Company hereby agrees that within five (5) Business Days after the receipt by it of any notice from the Collateral Agent pursuant to Section 4.2(b)(2), the Company will cause to be delivered a copy of such notice to each registered holder of each Series of Second Lien Debt.

SECTION 5.

Rights and Protections of the Collateral Agent

5.1 No Implied Duty. Notwithstanding anything to the contrary contained herein, the Collateral Agent will not have any fiduciary duties nor will it have any implied responsibilities, covenants or obligations and shall only be required to perform such obligations as are expressly stated in this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement and the other Security Documents to which it is a party. The Collateral Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents.

5.2 Appointment of Agents and Advisors. The Collateral Agent may execute any of its rights or powers or perform any duties either directly or by or through agents (including affiliates of the Collateral Agent), attorneys, accountants, appraisers, attorneys-in-fact or other experts or advisors selected by it with due care and in good faith and shall not be liable for the negligence or misconduct of such agents. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of the Collateral Agent under this Agreement shall apply to any such agents, and shall apply to their respective activities as if such agents were named herein in connection with the transactions contemplated herein and by the other Security Documents.

5.3 Other Agreements. The Collateral Agent is authorized and directed to execute and deliver each of the Security Documents, including the Intercreditor Agreement and the Securitization Intercreditor Agreement, to be executed by the Collateral Agent as of the date of this Agreement and the Collateral Agent shall execute additional Security Documents delivered to it after the date of this Agreement if instructed to do so by the Controlling Secured Representative and the Company and is furnished by the Company with an Officers’ Certificate and Opinion of Counsel to the effect that each such additional Security Document is not in violation of the Second Lien Debt Instruments, the Intercreditor Agreement, the Securitization Intercreditor Agreement and the other Security Documents, and that all conditions precedent, if any, in this Agreement and such other documents and agreements have been satisfied; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent. The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture, hedge agreement or other agreement governing Second Lien Debt (other than this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement and the other Security Documents to which it is a party).

5.4 Solicitation of Instructions. (a) The Collateral Agent may at any time solicit written confirmatory instructions, in the form of a written direction or instruction from the Controlling Secured Representative, written confirmatory instruction from each Secured Representative (subject to the rights of the Controlling Secured Representative and the Controlling Secured Parties), an Officers’ Certificate, an Opinion of Counsel or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement and the other Security Documents, and the Collateral Agent may await receipt of the respective confirmatory instructions before taking the respective such action and shall incur no liability for any inaction while awaiting receipt of such confirmatory instructions.

(b) No written direction given to the Collateral Agent by the Controlling Secured Representatives that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

5.5 Limitation of Liability. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder, under the Intercreditor Agreement, the Securitization Intercreditor Agreement or any other Security Document except for its own gross negligence or willful misconduct, in each case as determined by a final, non-appealable order by a court of competent jurisdiction. In no event shall the Collateral Agent or any officer, director, employee, representative or agent of the Collateral Agent be liable under or in connection with this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

5.6 Documents in Satisfactory Form. The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

5.7 Entitled to Rely. The Collateral Agent may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by any Secured Representative, the Company or any other Grantor in compliance with the provisions of this Agreement, any Second Lien Debt Document, the Intercreditor Agreement, the Securitization Intercreditor Agreement or any other Security Document or delivered to it by any Secured Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the Intercreditor Agreement, the Securitization Intercreditor Agreement, any other Security Document or any other Second Lien Debt Document has been duly authorized to do so. To the extent an Officers’ Certificate or Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on an Officers’ Certificate or Opinion of Counsel as to such matter and such Officers’ Certificate or Opinion of Counsel shall be full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement, the Intercreditor Agreement, the Securitization Intercreditor or the other Security Documents.

5.8 Triggering Event. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Triggering Event and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Triggering Event unless and until it is directed in writing by the Controlling Secured Representative pursuant to the requirements of this Agreement. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any default, event of default or Triggering Event unless and until the Collateral Agent has received written notice from the Company, any Secured Representative or any Secured Party referring to this Agreement stating that such notice is a “notice of default” and that a Triggering Event has occurred with respect to the Secured Obligations and describing such Triggering Event and whether it is a default or event of default.

5.9 Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement or the other Security Documents, the Collateral Agent will act or refrain from acting as directed in writing by the Controlling Secured Representative and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on all holders of Secured Obligations.

5.10 Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance, expend or risk any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights if it shall have reasonable grounds to believe that repayment of such funds or security or indemnity satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action is not reasonably assured to it.

5.11 Conflicts; Bona Fide Disputes. (a) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document (other than with respect to the rights, duties, protections, immunities and indemnities of each Secured Representative). In the event there is any bona fide, good faith disagreement between the other parties to this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction, provided that the parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights of the Company or the other Grantors in the Intercreditor Agreement, the Securitization Intercreditor Agreement or any other Security Document.

(b) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall supersede and control the terms and provisions of this Agreement, except with respect to (i) matters only affecting rights and remedies between or among Secured Parties and (ii) the rights, duties, protections, immunities and indemnities of each Secured Representative.

5.12 Limitations on Duty of Collateral Agent in Respect of Collateral. (a) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for the account of third parties. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held for the benefit of third parties. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (in each case as determined by a final, non-appealable order by a court of competent jurisdiction).

(b) The Collateral Agent will not be responsible (i) for the existence, genuineness or value of any of the Collateral, (ii) except as set forth in Section 5.12(a), for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) for the validity of the title of any Grantor to the Collateral, (v) for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or (vi) except as set forth in Section 5.12(a), otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral. The Collateral Agent will not be responsible for determining whether any given Secured Obligations are in fact secured pursuant to the various Security Documents, it being understood that each Secured Party shall be responsible for ascertaining whether its obligations are in fact secured pursuant to the Security Documents.

5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto (other than the Collateral Agent) will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release any other parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties to the Security Documents other than the Collateral Agent.

5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver or such other entity as directed in writing by the Controlling Secured Representative. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

5.15 Request For Accounting. Each Secured Representative agrees to render to the Collateral Agent, at any time upon written request of the Collateral Agent, an accounting of the amounts of the Secured Obligations owing to it with respect to such Series of Second Lien Debt, and such other related information as the Collateral Agent may reasonably request in order to give effect to the terms and conditions of this Agreement. In the event that any Secured Representative fails to provide any information required to be provided by it to the Collateral Agent, then the Collateral Agent may (but shall not be obligated to) (i) take such actions as are required to be taken by it based on the most recent information available to it, or (ii) in the case of any distributions to be made pursuant to the Security Documents, hold the applicable Secured Parties share or purported share in escrow (without obligation to pay interest thereon) until such Secured Representative provides the required information.

5.16 Limitation on Obligations. The Collateral Agent shall have no obligation to ascertain or inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents or to inspect the properties, books or records of the Grantors, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement, any Security Document is true, (iii) the performance by any Person of its obligations under this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents or (iv) the breach of or default by any Person of its obligations under this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents.

5.17 Perfection of Collateral. The Collateral Agent shall have no duty to (A) record or file this Agreement or any other agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to monitor or maintain any such recording or filing, (B) obtain, maintain or pay for any insurance, or (C) pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility or obligation for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral.

5.18 Entitled to Protections. The Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the Security Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Security Document.

5.19 Obligation to Act. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the Security Documents (1) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the advice or opinion of legal counsel), be contrary to applicable law or the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents, (ii) if such action is not specifically provided for in this Agreement, the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents to which it is a party, (iii) if, in connection with the taking of any such action hereunder or under the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents that would constitute an exercise of remedies hereunder or under the Intercreditor Agreement, the Securitization Intercreditor Agreement or any of the other Security Documents it shall not first be indemnified to its satisfaction by the relevant Secured Parties, against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, (iv) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the applicable the Secured Parties or the Grantors funds equal to the amount payable, (v) if such action would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) if such action would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

5.20 Force Majeure. The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

5.21 USA PATRIOT Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to the Collateral Agent such information as it may request, from time to time, in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

5.22 Credit Decisions. Each Secured Representative, for itself and on behalf of the Secured Parties it represents, acknowledges that neither the Collateral Agent nor any of its affiliates made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Company or any Grantor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Except for notices, reports and other documents expressly herein required to be furnished to the Secured Parties by the Collateral Agent, the Collateral Agent shall not have any duty of responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial or other information or creditworthiness of the Company or any other Grantor that comes into the possession of the Collateral Agent or any of its affiliates.

5.23 Collateral Agent in Individual Capacity. The Collateral Agent and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide bank products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company and the other Grantors and their affiliates and any other Person party to any Security Document as though the Collateral Agent were not the Collateral Agent hereunder, and, in each case, without notice to or consent of any Grantor or Secured Party. Each Secured Representative, for itself and on behalf of the Secured Parties it represents, acknowledges that, pursuant to such activities, the Collateral Agent or its affiliates may receive information regarding the Company or any Grantor or other Person party to any Security Documents that is subject to confidentiality obligations in favor of the Company or a Grantor or such other Person and that prohibit the disclosure of such information to the Secured Parties, and the each Secured Representative, for itself and on behalf of the Secured Parties it represents, acknowledges that, in such circumstances the Collateral Agent shall not be under any obligation to provide such information to them.

5.24 Concerning the Collateral and the Other Security Documents and Intercreditor Agreements. Each Secured Representative, for itself and on behalf of the Secured Parties it represents, authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement, the Securitization Intercreditor Agreement and each of the other Security Documents. Each Secured Representative, for itself and on behalf of the Secured Parties it represents, agrees that any action taken by the Collateral Agent in accordance with the terms of this Agreement or the other Security Documents relating to the Collateral and the exercise by the Collateral Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties.

SECTION 6.

Removal or Resignation of the Collateral Agent

6.1 Removal or Resignation of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Agent:

(a) the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Representative and the Company; and

(b) the Collateral Agent may be removed at any time by the Controlling Secured Representative, with or without cause, by the Controlling Secured Representative giving not less than 5 Business Days’ notice of removal to each Non-Controlling Secured Representative, the Company and the Collateral Agent.

6.2 Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by a direction in writing by the Controlling Secured Representative; provided that, so long as no Second Lien Debt Default has occurred and is continuing, such successor Collateral Agent shall be reasonably acceptable to the Company. If no successor Collateral Agent has been so appointed and accepted such appointment within 10 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), at its option, appoint a successor Collateral Agent reasonably acceptable to the Company (but only if no Second Lien Debt Default has occurred and is continuing), or petition a court of competent jurisdiction for appointment of any such successor Collateral Agent, which must be a bank or trust company:

(1) authorized to exercise corporate agency powers; and

(2) having a combined capital and surplus of at least $50,000,000.

The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Agent and the provisions of Section 6.3 have been satisfied.

6.3 Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder;

(2) the predecessor Collateral Agent will (at the expense of the Company) promptly transfer all Liens and collateral security and other property constituting Collateral within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments provided to it and as may be reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Security Documents or the Collateral; and

(3) such Person shall become party to the Intercreditor Agreement and execute any necessary joinder or other document in order to carry out the foregoing.

Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Section 5 and the provisions of Section 8.9.

6.4 Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the corporate trust business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (3) of Section 6.2 and (ii) the Collateral Agent shall have promptly notified the Company and each Secured Representative of such merger, conversion or consolidation.

SECTION 7.

Miscellaneous Provisions

7.1 Amendment. (a) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Agent acting as directed in writing by the Controlling Secured Representative and no amendment or supplement to the provisions of this Agreement will be effective without the approval of (i) each Secured Representative acting at the direction of the percentage of holders of its Series of Second Lien Debt that is needed or required to take such action pursuant to the terms of the Second Lien Debt Documents governing such Second Lien Debt, (ii) the Company to the extent its rights are materially affected thereby and (iii) the Collateral Agent, except that any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Debt that was otherwise permitted by the terms of the Second Lien Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Agent provided that no amendment or supplement shall affect the rights, duties, protections, immunities or indemnities of the Collateral Agent or any Secured Representative without the written consent of the Collateral Agent or such Secured Representative.

(b) Any Mortgage or other Security Document that secures Secured Obligations may be amended or supplemented with the approval of the Collateral Agent acting as directed in writing by the Controlling Secured Representative.

(c) The Collateral Agent will deliver a copy of each amendment or supplement to the Security Documents to each Secured Representative. In executing any amendments or supplements to this Agreement or any other Security Document, the Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of such amendment or supplement is authorized or permitted by the terms of this Agreement and each of the Second Lien Debt Documents and that all conditions precedent in the Second Lien Debt Documents to the execution and delivery by the Collateral Agent of such amendment or supplement have been satisfied; it being expressly agreed and acknowledged that no further inquiry shall be required of the Collateral Agent as to whether such amendment or supplement is authorized or permitted by the terms of this Agreement or such other Security Document. The Collateral Agent may, but shall not be obligated to, enter into any such amendment or supplement that affects its own rights, duties, liabilities or immunities under this Agreement, the other Second Lien Debt Documents or otherwise.

(d) Notwithstanding Section 7.1(a) and (b), (i) the addition of a party hereto as a Grantor, or any Secured Representative pursuant to Section 7.16 or 3.8 shall not require further approval under Section 7.1(a), and (ii) the written consent of the Company and each Grantor shall be required for any amendment or modification of this Agreement that directly affects the rights, duties or interests of the Company or such Grantor.

7.2 Successors and Assigns. (a) Except as provided in Section 5.2, and subject to Section 6.2, the Collateral Agent may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Company nor any other Grantor may assign its rights or obligations hereunder or under any other Security Document other than in accordance with the terms hereof and thereof. All obligations of the Company and the other Grantors hereunder will inure to the sole and exclusive benefit of and be enforceable by, the Collateral Agent, each Secured Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

7.3 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.4 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given shall be in writing and may be given to the following addresses:

If to the Collateral Agent:	WILMINGTON SAVING FUND SOCIETY, FSB
500 Delaware Avenue, 11th Floor Wilmington, DE 19801 Attention: Geoff Lewis
Tel: (302) 573-3218
Fax: (302) 421-9137

with a copy to:

PRYOR CASHMAN LLP
7 Times Square
New York, NY 10036 Attention: Eric Hellige, Esq. Tel: (212) 326-0846
Fax: (212) 798-6380

If to the Second Lien Notes Trustee:	WILMINGTON SAVINGS FUND SOCIETY, FSB
500 Delaware Avenue, 11th Floor Wilmington, DE 19801 Attention: Geoff Lewis
Tel: (302) 573-3218
Fax: (302) 421-9137

If to the Exchangeable PIK Notes Trustee:	WILMINGTON TRUST, NATIONAL ASSOCIATION
1100 North Market Street
Wilmington, DE 19890
Attention: Foresight Notes Administrator Fax: (302) 636-4149

with a copy to:

COVINGTON & BURLING LLP
The New York Times Building 620 Eighth Avenue
New York, NY 10018 Attention: Ronald A. Hewitt Tel: (212) 841-1220
Fax: (212) 841-1010

If to the Company or any other Grantor:	FORESIGHT ENERGY LLC
211 North Broadway, Suite 2600 St. Louis, MO 63102
Attention: Rashda M. Buttar Tel: (314) 932-6103

and if to any other Secured Representative, to such address as it may specify by written notice to the parties named above, or in the case of any Person after the foregoing notice address for such Person changes, to such other address as may be hereafter designated by such Person in a written notice delivered to the other parties hereto.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

7.5 Notice Following Discharge of Secured Obligations. Promptly following the Discharge of Second Lien Notes Obligations and/or the date on which any other Secured Obligations of any Series of Second Lien Debt have been repaid indefeasibly in full in cash in immediately available funds, each Secured Representative with respect to each applicable Series of Second Lien Debt that is so discharged or repaid will provide written notice of such discharge to the Collateral Agent.

7.6 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

7.7 Payment of Expenses and Taxes: Indemnification. The Grantors shall pay such compensation to the Collateral Agent as the Company and Collateral Agent may agree in writing from time to time. Notwithstanding that the Collateral Agent is appointed by and acting for and at the direction of the Secured Parties, the Grantors jointly and severally agree (a) to pay or reimburse the Collateral Agent for all its documented fees and reasonable costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Security Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of external counsel and agents appointed pursuant to Section 5.2 to the Collateral Agent, any amounts due and owing pursuant to any Mortgage, and the preservation of the Liens or any rights of the Collateral Agent (b) after the occurrence of a Triggering Event, to pay or reimburse the Collateral Agent for all of its costs and expenses incurred in connection with the enforcement or preservation of its rights under this Agreement, the other Security Documents and any such other documents, including the fees and disbursements of counsel to the Collateral Agent, (c) to pay, indemnify, defend and hold harmless the Collateral Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of or any waiver or consent under or in respect of, this Agreement, the other Security Documents and any such other documents, and (d) to pay, indemnify, defend and hold harmless the Collateral Agent and its directors, officers, employees, trustees, representatives and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel and agents appointed pursuant to Section 5.2, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Security Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental laws (all the foregoing in this clause (d), collectively, the “indemnified liabilities”); provided that the Grantors shall have no obligation hereunder to the Collateral Agent nor any of its directors, officers, employees, trustees, representatives and agents with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the party to be indemnified (in each case as determined by a final non-appealable order by a court of competent jurisdiction). The agreements in this Section 7.7 shall survive repayment of the Secured Obligations and all other amounts payable hereunder and under the other Second Lien Debt Documents and the termination of this Agreement or the removal or resignation of the Collateral Agent.

7.8 Reserved.

7.9 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

7.10 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

7.11 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

7.12 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.13 Consent to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a Grantor at its address set forth in Section 7.4 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.12 any special, exemplary, punitive or consequential damages.

7.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECOND LIEN DEBT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.15 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

7.16 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

7.17 Additional Grantors; Additional Secured Representatives.

(a) The Company will cause each Person that is required by any Second Lien Debt Document or Security Document to become a Grantor or is required by any Second Lien Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Joinder Agreement, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

(b) The Company shall promptly provide each Secured Representative with a copy of each Joinder Agreement executed and delivered pursuant to this Section 7.16 by each Additional Grantor.

(c) The Company shall promptly provide each Secured Representative with a copy of each Joinder executed and delivered pursuant to this Section 7.16 by each additional Secured Representative.

7.18 Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Secured Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Secured Obligations (whether by demand, settlement, litigation or otherwise).

7.19 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

7.20 Rights and Immunities of Secured Representatives. Each Secured Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture, hedge agreement or other agreement governing the applicable Second Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Representative be liable for any act or omission on the part of the Grantors or the Collateral Agent hereunder.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

WILMINGTON SAVINGS FUND SOCIETY,
FSB, as Collateral Agent and as Second Lien Notes Trustee

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Vice President

WILMINGTON TRUST, NATIONAL
ASSOCIATION , as Exchangeable PIK Notes Trustee

By:	/s/ John T. Needham, Jr.
	Name:	John T. Needham, Jr.
	Title:	Vice President

FORESIGHT ENERGY LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

FORESIGHT ENERGY FINANCE CORPORATION

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

[Foresight – Collateral Trust and Intercreditor Agreement]

ADENA RESOURCES, LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

AKIN ENERGY LLC

By:	/s/ Robert D. Moore
Name:
	Title:	President & Chief Executive Officer

AMERICAN CENTURY MINERAL LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

AMERICAN CENTURY TRANSPORT LLC

By:	/s/ Robert D. Moore
Name:
	Title:	President & Chief Executive Officer

COAL FIELD CONSTRUCTION COMPANY LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

[Foresight – Collateral Trust and Intercreditor Agreement]

COAL FIELD REPAIR SERVICES LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

FORESIGHT COAL SALES LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

FORESIGHT ENERGY EMPLOYEE SERVICES CORPORATION

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

FORESIGHT ENERGY LABOR LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

FORESIGHT ENERGY SERVICES LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

[Foresight – Collateral Trust and Intercreditor Agreement]

HILLSBORO ENERGY LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

HILLSBORO TRANSPORT LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

LD LABOR COMPANY LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

LOGAN MINING LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

M-CLASS MINING, LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

[Foresight – Collateral Trust and Intercreditor Agreement]

MACH MINING, LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

MACOUPIN ENERGY LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

MARYAN MINING LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

OENEUS LLC D/B/A SAVATRAN LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

PATTON MINING LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

[Foresight – Collateral Trust and Intercreditor Agreement]

SENECA REBUILD LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

SITRAN LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

SUGAR CAMP ENERGY, LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

TANNER ENERGY LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

VIKING MINING LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

[Foresight – Collateral Trust and Intercreditor Agreement]

WILLIAMSON ENERGY, LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President & Chief Executive Officer

[Foresight – Collateral Trust and Intercreditor Agreement]

EXHIBIT A

to Collateral Trust Agreement

[FORM OF]

JOINDER AGREEMENT

The undersigned,                     , a                     , hereby agrees to become party as [a Grantor] [a Secured Representative] under the Collateral Trust and Intercreditor Agreement, dated as of August 30, 2016, among Foresight Energy LLC, the Grantors from time to time party thereto, Wilmington Savings Fund Society, FSB, as Second Lien Notes Trustee, Wilmington Trust, National Association, as Exchangeable PIK Notes Trustee, each additional Secured Representative (as defined therein) a party thereto, and Wilmington Saving Funds Society, FSB, as Collateral Agent (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

[The address for such Secured Representative is as follows:]

[                    ]

The provisions of Section 7 of the Collateral Trust Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of                         , 20    .

[ ]

By:
Name:
Title:

A-1